Exhibit 21

Subsidiaries of the Company

Listed below are the Company's wholly owned subsidiaries as of the date of this report. Names of certain inactive or minor subsidiaries have been omitted.

Name	State or Other Jurisdiction of Incorporation or Organization

Kewaunee Fabrications, L.L.C.	Wisconsin
McNeilus Companies, Inc.	Minnesota
Concrete Equipment Company, Inc.	Nebraska
Audubon Manufacturing Corporation	Iowa
Iowa Contract Fabricators, Inc.	Iowa
Iowa Mold Tooling Co., Inc.	Delaware
JerrDan Corporation	Delaware
Kensett Fabricators, Inc.	Iowa
LMI Finance L.P.	Canada
London Machinery Inc.	Canada
London (Mtl) Inc.	Canada
McIntire Fabricators, Inc.	Iowa
McNeilus Financial Services, Inc.	Minnesota
Oshkosh/McNeilus Financial Services, Inc.	Minnesota
Oshkosh Equipment Finance, L.L.C.	Wisconsin
McNeilus Truck and Manufacturing, Inc.	Minnesota
McNeilus Financial, Inc.	Texas
Viking Truck & Equipment Sales (MI), Inc.	Michigan
Viking Truck & Equipment Sales (OH), Inc.	Ohio
JLG Industries, Inc.	Pennsylvania
Access Financial Solutions, Inc.	Maryland
Fulton International, Inc.	Delaware
GI Industries, Inc.	Delaware
TGC Industries, Inc.	Ohio
JLG Equipment Services, Inc.	Pennsylvania
JLG International LLC	Delaware
JLG Investments, LP	Cayman Islands
JLG Europe BV	Netherlands
JLG France SAS	France
JLG Industries GmbH	Germany
JLG Deutschland GmbH	Germany
JLG Industries (Italia) S.r.L	Italy
JLG Industries (United Kingdom) Limited	United Kingdom
JLG Manufacturing Europe BVBA	Belgium
JLG Manufacturing Services Europe Maatschap	Belgium
JLG Polaska Sp z.o.o	Poland
JLG Sverige AB	Sweden
Oshkosh Rus, LLC	Russia

Name	State or Other Jurisdiction of Incorporation or Organization
Platformas Elevadoras JLG Iberica S.L	Spain
JLG Equipment Services Limited	Hong Kong
Oshkosh JLG (Tianjin) Equipment Technology Co. Limited	China
Oshkosh-JLG (Singapore) Technology Equipment Private Limited	Singapore
JLG Latino Americana Ltda.	Brazil
JLG Manufacturing, LLC	Pennsylvania
JLG Prolift Pty Limited	Australia
JLG Properties Australia Pty Limited	Australia
Premco Products Inc.	California
Oshkosh India Private Limited	India
Oshkosh Logistics Corporation	Wisconsin
Oshkosh Asia Holdings Limited	Mauritius
Oshkosh Commercial (Beijing) Co., Limited	China
Oshkosh Arabia FZE	Dubai
Pierce Manufacturing Inc.	Wisconsin
Pierce Western Region Refurbishment Center, Inc.	California
Summit Performance Systems, L.L.C.	Wisconsin
Windmill Ventures C.V.	Netherlands
Oshkosh European Holdings S.L.	Spain
Oshkosh Group B.V.	Netherlands
Oshkosh Italy B.V.	Netherlands
SC Medias Industries SRL	Romania
Total Mixer Technologies, L.L.C.	Wisconsin

McNeilus Companies, Inc. owns a 49% interest in Mezcladores Trailers de Mexico, S.A. de C.V.

McNeilus Truck and Manufacturing, Inc. owns a 45% equity interest in McNeilus Equipamentos Do Brasil LTDA

Oshkosh Corporation owns a 27% equity interest in Mission Readiness L.L.C.

JLG Europe B.V. is a 50% joint partner in RiRent Europe B.V. (Netherlands)